Exhibit 10(c)


                   CENTEL DIRECTORS DEFERRED COMPENSATION PLAN

                              Amended and Restated

                              as of April 16, 2004

     SECTION  1.  Plan.  Centel  Corporation,   a  Kansas  corporation,   hereby
establishes this "Centel Directors Deferred Compensation Plan".

     SECTION 2. Definitions. The following words have the respective meanings stated below unless a different meaning is plainly required by the context:

          (a) "Beneficiary" means any person other than a Director who is entitled to receive distributions under this Plan pursuant to Section 5.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Committee" means the committee which administers this Plan as provided in Section 8.

          (d) "Common Stock account" means the account that was credited with Units prior to the reclassification of Sprint Common Stock into FON Common Stock and PCS Common Stock on November 23, 1998.

          (e) "Company" means Centel Corporation, a Kansas corporation, and its successors.

          (f) Prior to March 9, 1993, "Director" means an individual who is (1) serving as a member of a Board or who has been nominated to serve as a member of a Board and (2) receives compensation for such service other


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     than as employee of the Company or a Subsidiary.  Beginning  March 9, 1993,
     "Director" means an individual serving as a member of the Board of Directors of Sprint who was a Director of the Company on March 8, 1993.

          (g) "FON Common Stock" means shares of FON Common Stock, Series 1, of Sprint, par value $2.00 per share.

          (h) "FON Unit" means the equivalent under this Plan of one share of FON Common Stock.

          (i) "Market Value" of FON Common Stock or PCS Common Stock on any date means the closing price of the FON Common Stock or PCS Common Stock, as the case may be, on that day on the Composite Transactions Tape, as subsequently reported in The Wall Street Journal, or, if no sale of such stock shall have been made on that date, such closing price on the next preceding date on which there was a sale.

          (j) "PCS Common Stock" means shares of PCS Common Stock, Series 1, of Sprint, par value $1.00 per share. As of the Recombination Date, the PCS Common Stock is to be combined with the FON Common tock and each Share of PCS Common Stock will be converted to one half share of FON Common Stock and the PCS Common Stock will be eliminated.

          (k) "PCS Unit" means the equivalent under this Plan of one share of PCS Common Stock. As of the Recombination Date, each PCS unit will be converted to one half FON Unit and the PCS Unit will be eliminated.


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          (l) "Plan" means the plan set forth in this  instrument,  and known as the "Centel Directors Deferred Compensation Plan".

          (m) "Recombination Date" means April 23, 2004, or such later date upon which the recombination of the FON Common Stock and the PCS Common Stock occurs.

          (n) "Sprint" means Sprint Corporation, a Kansas corporation, and its successors.

          (o) "Sprint Common Stock" means the common stock of Sprint, par value $2.50 per share, prior to its recapitalization into FON Common Stock and PCS Common Stock on November 23, 1998. Each share of Sprint Common Stock was reclassified into one share of FON Common Stock and one-half of a share of PCS Common Stock.

          (p) "Subsidiary" means any corporation fifty percent or more of the voting stock of which is owned, directly or indirectly, by the Company.

          (q) "Unit" means the equivalent under this Plan of one share of Sprint Common Stock, prior to the reclassification of such common stock into FON Common Stock and PCS Common Stock on November 23, 1998.

          (r) "Value" of a FON Unit on any date means the Market Value on such date of one share of FON Common Stock. "Value" of a PCS Unit on any date means the Market Value on such date of one share of PCS Common Stock.

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          (s) "360 Common  Stock  account"  means the account  that was credited with units representing the common stock of Alltel Corporation before the remaining balance was transferred into the FON Tracking Stock Account and the PCS Tracking Stock account on November 30, 1999. The percentage of the 360 Common Stock account transferred to each account was based on the relative prices and trading volumes of FON Common Stock and PCS Common Stock for a period of time following the reclassification of the Sprint Common Stock.

     SECTION 3. Participation. Beginning March 9, 1993, no new deferrals of compensation may be made under this Plan. All amounts deferred and accrued under this Plan will be unsecured liabilities of the Company or a Subsidiary and will not be funded with any specific assets of the Company or any Subsidiary.

     SECTION 4.  Accounts.

          (a) Prime rate account. Interest equivalents will be credited on the balance in a Director's prime rate account at the end of each calendar quarter that ends before the commencement of distribution of the Director's prime rate account pursuant to Section 5(b), Section 5(c), Section 5(d) or
     Section 5(f), whichever occurs first, and (1) at the end of the month in which the Director's termination of service as a Director ("Termination") occurs if such month is not the last month in a quarter and if distribution is made

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     following  such  Termination  pursuant  to Section  5(c),  or (2) as of the
     Common Distribution Date (as defined in Section 5(b)) if distribution does not commence until after the Common Distribution Date. For the purpose of crediting interest, (1) interest will be computed at the prime rate of interest in effect at Citicorp, N.A., New York, New York during such period, and (2) the balance accrued in a Director's prime rate account during any period will be the average of the balances in the Director's account at the beginning of each month during the period.

          (b) FON Tracking Stock account. FON Units were credited to each Director's FON Tracking Stock account at the rate of one FON Unit for each Unit credited to such Director's Common Stock account at the close of business on November 23, 1998, to reflect the reclassification of the Sprint Common Stock. FON Units were credited to each Director's FON Tracking Stock account as of November 30, 1998, in an amount representing 90.17144% of the balance in such Director's 360 Common Stock account as of that date. The FON Units credited to each Director's FON Tracking Stock Account were doubled to reflect the two-for-one stock split of the FON Common Stock in the 1999 second quarter. On each record date for determination of shareowners entitled to receive a dividend on the outstanding shares of FON Common Stock, there will be

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     credited to each FON Tracking  Stock account that number of additional  FON
     Units equal to the number of shares (and fraction of a share to the nearest one-hundredth) of FON Common Stock which could have been purchased at the Market Value of FON Common Stock on that date with the amount, if paid in cash, or the value, if paid in property (other than shares of FON Common Stock), of the dividend to be paid on a number (to the nearest one-hundredth) of shares of FON Common Stock equal to the number of FON Units (to the nearest one-hundredth) in that account on such record date. Upon Termination, the Director's FON Tracking Stock account will be transferred into the Director's prime rate account as follows: (1) the FON Tracking Stock account will be valued (the "FON Account Value") at the Market Value of the FON Common Stock on the last day of business in the month that the Termination occurs; (2) an amount equal to the FON Account Value will be credited to the prime rate account; and (3) interest equivalents will be credited on the balance in the prime rate account pursuant to the terms specified in Section 4(a). The FON Tracking Stock includes FON units transferred to the FON Tracking Stock account from the PCS Tracking Stock as the result of the recombination of the PCS Common Stock and FON Common Stock. As of the Recombination Date the name of the FON Tracking Stock Account becomes the FON Stock Account.


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          (c) PCS  Tracking  Stock  account.  PCS Units  were  credited  to each
     Director's PCS Tracking Stock account at the rate of one-half of a PCS Unit for each Unit credited to such Director's Common Stock account at the close of business on November 23, 1998, to reflect the reclassification of Sprint Common Stock. PCS Units were credited to each Director's PCS Tracking Stock account as of November 30, 1998, in an amount representing 9.82856% of the balance in such Director's 360 Common Stock account as of that date. The PCS Units credited to each Director's PCS Tracking Stock account were doubled to reflect the two-for-one stock split of the PCS Common Stock in
     the  2000  first  quarter.   On  each  record  date  for  determination  of
     shareowners entitled to receive a dividend on the outstanding shares of PCS Common Stock, there will be credited to each PCS Tracking Stock account that number of additional PCS Units equal to the number of shares (and fraction of a share to the nearest one-hundredth) of PCS Common Stock which could have been purchased at the Market Value of PCS Common Stock on that date with the amount, if paid in cash, or the value, if paid in property (other than shares of PCS Common Stock), of the dividend to be paid on a number (to the nearest one-hundredth) of shares of PCS Common Stock equal to the number of PCS Units (to the nearest one-hundredth) in that account on such record date. Upon Termination,

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     the  Director's  PCS Tracking  Stock account will be  transferred  into the
     Director's prime rate account as follows: (1) the PCS Tracking Stock account will be valued (the "PCS Account Value") at the Market Value of PCS Common Stock on the last day of business in the month that the Termination occurs; (2) an amount equal to the PCS Account Value will be credited to the prime rate account; and (3) interest equivalents will be credited on the balance in the prime rate account pursuant to the terms specified in
     Section 4(a). As of the Recombination Date, all PCS Units held in the PCS Tracking Stock Account are converted to FON Units at the ratio of one half FON Unit for each PCS Unit and the resulting FON Units are to be transferred to the FON Stock Account and the PCS Tracking Stock Account is eliminated.

          (d) Transfers between Accounts. Within the limitations of this Section 4(d), a Director may elect, by executing and filing with the Company an Account Transfer Request, to (1) transfer all or any portion of his or her PCS Tracking Stock account to his or her prime rate account or to his or her FON Tracking Stock account, (2) transfer all or any portion of his or her FON Tracking Stock account to his or her prime rate account or to his or her PCS Tracking Stock account, or (3) transfer all or any portion of his or her prime rate account to his or her FON Tracking Stock account


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     or to his or her  PCS  Tracking  Stock  account.  Such  election  shall  be effective on the last day of the calendar month in which the Company receives the executed Account Transfer Request. The value of FON Units or PCS Units being transferred shall be determined by multiplying the number of FON Units or PCS Units being transferred (to the nearest one- hundredth) by the Market Value of one share of FON Common Stock or PCS Tracking Stock, as the case may be, on the effective date of the transfer. If the transfer is being made from the FON Tracking Stock account or the prime rate account to the PCS Tracking Stock account, the value of the FON Units being transferred as above determined or the amount being transferred from the prime rate account will be divided by the Market Value of one share of the PCS Common Stock on the effective date of transfer to determine the number of PCS Units (to the nearest one-hundredth) to be credited to the PCS Tracking Stock account. If the transfer is being made from the PCS Tracking Stock account or the prime rate account to the FON Tracking Stock account, the value of the PCS Units being transferred as above determined or the amount being transferred from the prime rate account will be divided by the Market Value of one share of the FON Common Stock on the effective date of
     transfer   to   determine   the  number  of  FON  Units  (to  the   nearest
     one-hundredth)


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     to be credited  to the FON  Tracking  Stock  account.  Effective  as of the
     Recombination Date, the PCS Tracking Stock Account is eliminated and no transfers to or from the PCS Tracking Stock Account will be allowed after that time.

     SECTION 5.  Distributions.

          (a) Except as provided in Section 5(b), the timing and manner of each distribution to a Director under the Plan shall be made pursuant to such Director's Valid Election, as defined in the following sentence. A "Valid Election" means an election by the Director which (i) is irrevocable except as provided in Section 5(g), (ii) is made in writing pursuant to such rules as the Committee may determine, and (iii) provides for a distribution pursuant to paragraphs (c) or (d).

          (b) If a Director does not submit a Valid Election, upon the Director's Termination, the amount accrued in the Director's prime rate account will be distributed to the Director in a lump sum as soon as practicable after January 31 of the calendar year following the calendar year in which the Director's Termination occurs (such January 31 is referred to herein as the "Common Distribution Date").


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          (c) If the Director submits a Valid Election prior to the first day of
     the   calendar   year  in  which  such   Director's   Termination   occurs,
     distributions shall be paid under the Plan commencing after the date of the Director's Termination as follows:

          (i)  in a lump sum either as soon as practicable  after the Director's
               Termination   or  as  soon  as   practicable   after  the  Common
               Distribution Date, as specified in the Valid Election; or

          (ii) in equal annual installment payments over a period from two (2) to twenty (20) years commencing as soon as practicable after the Director's Termination or as soon as practicable after the Common Distribution Date, as specified in the Valid Election. For purposes of determining the amount of each equal annual installment, the assumed rate of interest shall be the average of the rates calculated in accordance with Section 4(a) for the 20 quarters preceding the date on which the distribution commences.

          (d) If the Director submits a Valid Election on or after the first day of the calendar year in which such Director's Termination occurs but prior to December 31 of the calendar year in which such


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     Director's Termination occurs, pursuant to the terms of such Valid Election distributions shall be paid under the Plan commencing no earlier than the Common Distribution Date using one of the following methods:

          (i)  in  a  lump  sum  as  soon  as   practicable   after  the  Common
               Distribution Date; or

          (ii) in equal annual installment payments over a period specified in the Valid Election from two (2) to twenty (20) years commencing as soon as practicable after the Common Distribution Date. For purposes of determining the amount of each equal annual installment, the assumed rate of interest shall be the average of the rates calculated in accordance with Section 4(a) for the 20 quarters preceding the Common Distribution Date.

          (e) All distributions of amounts accrued in a Director's deferred compensation account will be paid exclusively in cash.

          (f) In the event of a Director's death, any amounts to which the Director is entitled hereunder will be distributed to the Beneficiary(ies) entitled thereto:


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          (i)  if  installment  payments  have  commenced  pursuant  to  Section
               5(c)(ii) or Section 5(d)(ii), either (1) as a continuation of the installment payments, or (2) in a lump sum equal to the present value of the remaining installments determined using the same interest rate assumption used in calculating the amount of the installments, as provided in a Valid Election;

          (ii) if no  distribution  has taken place  pursuant to Section 5(c) or
               Section 5(d), either (1) in equal annual installments over a period from two (2) to twenty (20) years, using the same interest rate assumption set forth in Section 5(c)(ii) to calculate the amount of each installment, or (2) in a lump sum, as provided in a Valid Election; or

          (iii)if no provision is made in a Valid Election filed with the Company or if all of the Beneficiaries designated by a Director predecease the Director, in a lump sum payment to the estate of the


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               deceased  Director as soon as practicable  following the death of the Director.

          (g) Notwithstanding any provision to the contrary hereunder, at any time, the Director may change a Valid Election by electing to accelerate the date(s) of payment specified in such prior election, subject to the following circumstances:

          (i) the Committee in its sole discretion consents to the change in Valid Election, and

          (ii) the amounts that are subject to such accelerated payment date(s) shall be reduced by 6%. Subject to the preceding sentence, the calculation of the amount of the accelerated payment(s) and the calculation of such reduction shall be made in the sole discretion of the Committee.

     SECTION 6. Anti-Dilution. In the event of any change in capitalization which affects the FON Common Stock or the PCS Common Stock, such as a stock dividend, a stock distribution, a stock split-up or a subdivision or combination of shares, such adjustments, if any, as the Board in its discretion deems appropriate to reflect such


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change  shall  be made  with  respect  to the  number  of FON  Units in each FON
Tracking Stock account or the number of PCS Units in each PCS Tracking Stock account, as the case may be.

     SECTION 7.  Beneficiaries.

          (a) A Director may, by filing a Beneficiary Designation with the Company during the Director's lifetime, designate (1) a Beneficiary or Beneficiaries to whom distribution of the Director's deferred compensation accounts will be made in the event of the Director's death prior to the full receipt of the Director's interests under this Plan, and (2) the proportions to be distributed to each such designated Beneficiary if there be more than one. Any such designation may be revoked or changed by the Director at any time and from time to time by filing a new Beneficiary Designation with the Company. If a designated Beneficiary dies after the Director but prior to distribution of all that designated Beneficiary's proportionate share of the Director's interest under this Plan, the then remaining balance of such share will be distributed in a lump sum payment to the estate of the designated Beneficiary.

          (b) If the Company, after reasonable inquiry, is unable within one year to determine whether any designated Beneficiary did in fact survive the event that entitled such Beneficiary to receive distribution


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     under this Plan, it will be conclusively presumed that such Beneficiary did in fact die prior to such event.

     SECTION 8. Committee. This Plan will be administered by a Committee which is the Employee Benefits Committee. Except as otherwise expressly provided in this Plan, the Committee shall have full power and authority, within the limits provided by this Plan:

          (a) to construe this Plan and make equitable adjustments for any mistakes or errors made in the administration of this Plan;

          (b) to determine all questions arising in the administration of this Plan, including the power to determine the rights of Directors participating in this Plan and their Beneficiaries and the amount of their respective interests;

          (c) to adopt such rules and regulations as it may deem reasonably necessary for the proper and efficient administration of this Plan consistent with its purposes;

          (d) to enforce this Plan in accordance with its terms and with the rules and regulations adopted by the Committee; and

          (e) to do all other acts which in its judgment are necessary or desirable for the proper and advantageous administration of this Plan.

The Committee shall act by the vote or concurrence of a majority of its members and shall maintain a written record


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of its  decisions  and  actions.  All  decisions  and  actions of the  Committee pursuant to the provisions of this Plan shall be final and binding upon all persons affected thereby. No member of the Committee shall have any personal liability to anyone, either as such member or as an individual, for anything done or omitted to be done in good faith in carrying out the provisions of this Plan.

     The Employee Benefits Committee will consist of at least five members. The chairpersons of the Employee Benefits Committee will be the vice president of Sprint who has responsibility for benefits and the senior vice president of the Company who has responsibility for corporate financial services and organizational transition. The chairpersons of the Employee Benefits Committee will appoint the remaining members of the Employee Benefits Committee. The chairpersons of the Employee Benefits Committee may remove a member and appoint another member at any time, with or without cause, upon written notice to the member being replaced. A chairperson may resign from the Employee Benefits Committee by giving 15 day written notice to the Secretary of the Company. A resignation from the Employee Benefits Committee is not a resignation of such person's position of employment with Sprint, notwithstanding the plan's description of chairperson based upon employment responsibilities with Sprint. Upon a resignation by a chairperson, or in the event the corporate position described for the chairperson does not exist, remains


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unfilled,  or if the  individual  filling the  position is  unwilling  or cannot perform the role of chairperson, the Board will appoint a chairperson. A member other than a chairperson may resign by giving written notice to a chairperson.

     SECTION 9. Non-Alienation. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit under this Plan shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits except such claims as may be made by the Company or any Subsidiary.

     SECTION 10. Notice. Any notice authorized or required to be given to the Company under this Plan shall be deemed given upon delivery in writing, signed by the person giving the notice, to the Secretary of the Company or such other officer as may be designated by the Board.

     SECTION 11. Plan Modifications. The Board of the Company may at any time terminate this Plan or may, from time to time, amend any provision of this Plan in such manner and to such extent as it may, in its discretion, deem to be advisable. The Committee may also amend the Plan for the purpose of legislative or regulatory compliance or administration of the Plan. In the event this Plan
is  terminated,   any  amount  remaining  in  any  Director's  account


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will be distributed in such manner as is determined by the Committee in its sole discretion.

     SECTION 12. Applicable Law. This Plan shall be governed by the law of the State of Kansas.